News

Release

Evans Bancorp, Inc.  One Grimsby Drive Hamburg, NY  14075

IMMEDIATE RELEASE

Evans Bancorp Reports Third Quarter 2014 Net Income of $2.3 Million, or $0.54 per Diluted Share

HAMBURG, NY, October 23, 2014 – Evans Bancorp, Inc. (the “Company” or “Evans”) (NYSE MKT: EVBN), a community financial services company serving Western New York since 1920, today reported its results of operations for the third quarter ended September 30, 2014.

HIGHLIGHTS OF THE 2014 THIRD QUARTER

•	Generated net income of $2.3 million, or $0.54 per diluted share

•	Strong loan growth of 9.6% over the prior-year period resulted in total loans of $685.3 million at September 30, 2014

•	Total deposits were up 1.0%, or $7.2 million, over the third quarter of 2013, driven by 9.0% growth in demand deposits

•	Growth in loans and non-interest bearing demand deposits drove net interest income increase of 7.0% to $7.7 million

•	The ratio of non-performing loans and leases to total loans and leases improved from 2.29% to 0.79% year-over-year

Net income was $2.3 million in the third quarter of 2014 compared with $2.4 million in the third quarter of 2013, which included a net tax credit benefit of $0.3 million.  As a result, return on average equity was 10.83% for the third quarter of 2014 compared with 12.50% in the third quarter of 2013.

For the nine months ended September 30, 2014, Evans recorded net income of $5.9 million, or $1.38 per diluted share, down from net income of $6.2 million, or $1.47 per diluted share, in the same period in 2013.  The decrease was primarily due to litigation expense of $1.0 million ($0.6 million after tax), or approximately $0.14 per share, that was recorded in the 2014 second quarter. Excluding the litigation expense, net income for the nine months ending September 30, 2014 was $6.5 million or an increase of $0.3 million over the prior-year period.  Year-to-date return on average equity was 9.51% compared with 10.65% for the same period in 2013.

“Our solid performance continues to reflect the overall strength and diversity of our business, effective risk management and steadfast focus on the execution of our strategy,” said David J. Nasca, President and CEO of Evans Bank and its holding company.  “We continue to deliver robust results across key metrics, including total revenue, loans, deposits and asset quality.  The Evans’ team has done a tremendous job expanding our client base and cultivating deeper relationships with existing customers.  We believe there is significant opportunity for growth and remain very optimistic regarding potential to expand market share.”

Net Interest Income

Net interest income was $7.7 million for the third quarter, an increase of 7.0% from the prior-year period and flat with the trailing second quarter of 2014.  Growth in loans and non-interest bearing demand deposits drove the increase over the 2013 period.

Net interest margin of 3.97% improved 18 basis points over the 2013 third quarter rate of 3.79%, due to a 5 basis point decrease in pricing on Evans’ interest bearing liabilities combined with a 12 basis point increase in the yield

Evans Bancorp Reports Third Quarter 2014 Net Income of $2.3 Million, or $0.54 per Diluted Share

October 23, 2014

on interest-earning assets as lower interest-earning fed funds were invested into higher yielding loans.  Net interest margin was flat compared with the trailing second quarter.

The provision for loan and lease losses was $0.3 million in the 2014 third quarter, down from $0.8 million in the prior-year period, which included a $0.6 million loan loss provision related to the termination of a FDIC loss share agreement.  When compared with the trailing second quarter of 2014, the provision increased by $150 thousand, due to growth in the commercial loan portfolio.

Non-Interest Income

Third quarter non-interest income was $3.5 million, or 31.4% of total revenue, up $0.9 million, or 34.0%, from the prior-year period.  The increase was driven primarily by two unusual items that were recorded in the 2013 third quarter, including a $1.6 million loss on a tax credit investment and an off-setting $0.7 million gain realized from terminating a FDIC loss sharing agreement.  Insurance agency revenue of $1.9 million was down 0.9% from the 2013 third quarter, due mostly to decreases in profit sharing revenue.  Compared with the trailing second quarter of 2014, total non-interest income increased by 14.9%, mostly due to an increase of $0.3 million, or 19.1%, in seasonal insurance agency revenue.

Non-Interest Expense

Total non-interest expense was $7.5 million, an increase of 1.9% from the prior-year period.  Personnel expenses, the largest expense item for the Company, were up $0.2 million, or 3.4%, from the last year’s third quarter, and reflect annual merit increases and personnel hires to support the Company’s growth strategy. Disciplined expense management resulted in an aggregated decrease in all other expense categories of $19 thousand compared with the 2013 third quarter.

Gary A. Kajtoch, Executive Vice President and CFO, commented, “Our ongoing commitment to cost control has resulted in lower operating expenses in recent quarters and only slightly higher expenses over the prior-year period.  We are proud of this achievement given the number of strategic investments we continue to make in people, products and services, as well as the increasing cost of regulatory compliance.  As a result, our third quarter efficiency ratio improved to 66.7% from 68.6% last year.”

Income tax expense for the quarter was $1.1 million, representing an effective tax rate of 32.2% compared with an income tax benefit of $0.8 million in the third quarter of 2013, which reflects a $1.8 million tax credit benefit related to a historic tax credit investment in a community project.

Balance Sheet Highlights

Total assets grew 1.7% to $841.4 million at September 30, 2014, from $827.0 million on September 30, 2013, and were up 1.3% from $830.6 million at the end of the 2014 second quarter.  Loans of $685.3 million grew 9.6% from $625.6 million at September 30, 2013 and were up 3.3% from $663.4 million at June 30, 2014.  The increase over both periods was mostly due to growth in the commercial real estate and commercial and industrial loan portfolios.

Investment securities were $104.2 million at September 30, 2014, up 5.1% from the end of third quarter 2013, and down 2.9% from the trailing 2014 second quarter.

Total deposits increased $7.2 million, or 1.0%, to $709.8 million at September 30, 2014, from $702.6 million at September 30, 2013, and increased $2.6 million, or 0.4%, from the 2014 second quarter-end.  The year-over-year growth was mainly attributable to increases in commercial demand deposits, while the increase over the previous quarter was driven by time deposit growth.

Asset Quality

Evans Bancorp Reports Third Quarter 2014 Net Income of $2.3 Million, or $0.54 per Diluted Share

October 23, 2014

There were net recoveries in the third quarter, resulting in a (0.06%) ratio of net charge offs to average total loans and leases.  This was an improvement from net charge offs of 0.09% in the third quarter of 2013, and from net charge offs of 0.24% in the second quarter of 2014.

The ratio of non-performing loans and leases to total loans and leases improved to 0.79% at September 30, 2014, from 2.29% at September 30, 2013, and from 0.82% at June 30, 2014.  During the third quarter of 2014, there was a $0.1 million decrease in non-performing loans and leases.

The ratio of the allowance for loan and lease losses to total loans and leases was 1.74% at September 30, 2014, June 30, 2014, and at September 30, 2013.  The coverage ratio was 221.7% at September 30, 2014 compared with 211.6% at the end of the trailing second quarter and 76.1% at the end of the 2013 third quarter.

Mr. Kajtoch noted, “Continued discipline in underwriting standards produced another solid quarter of strong credit quality, as the ratio of non-performing loans and leases decreased when compared with both the prior-year period and the trailing second quarter.”

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $841 million in assets and $710 million in deposits at September 30, 2014.  Evans is a full-service community bank, with 13 branches, providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans Bancorp's wholly-owned insurance subsidiary, The Evans Agency, LLC, provides property and casualty insurance through seven insurance offices in the Western New York region.  Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:	-OR-
Gary A. Kajtoch Executive Vice President and Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
Phone: (716) 926-2000 Email: gkajtoch@evansbank.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

TABLES FOLLOW

Evans Bancorp Reports Third Quarter 2014 Net Income of $2.3 Million, or $0.54 per Diluted Share

October 23, 2014

EVANS BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(in thousands, except share and per share amounts)
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
ASSETS
Investment Securities	$104,223	$107,290	$99,812	$104,880	$99,175
Loans	685,340	663,399	660,695	646,996	625,555
Allowance for loan and lease losses	(11,955)	(11,522)	(11,734)	(11,503)	(10,890)
Goodwill and intangible assets	8,101	8,128	8,168	8,209	8,249
All other assets	55,643	63,261	89,935	84,916	104,871
Total assets	$841,352	$830,556	$846,876	$833,498	$826,960

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits	153,065	148,559	139,975	139,973	140,423
NOW deposits	72,343	73,645	79,531	65,927	66,095
Regular savings deposits	367,277	376,759	393,735	390,575	383,766
Time deposits	117,110	108,207	108,702	110,137	112,341
Total deposits	709,795	707,170	721,943	706,612	702,625
Borrowings	34,976	30,450	31,704	33,680	34,509
Other liabilities	12,607	9,987	12,712	12,495	11,191
Total stockholders' equity	$83,974	$82,949	$80,517	$80,711	$78,635

SHARES AND CAPITAL RATIOS
Common shares outstanding	4,190,195	4,179,758	4,147,666	4,201,362	4,200,207
Book value per share	$20.04	$19.84	$19.41	$19.21	$18.72
Tangible book value per share	$18.11	$17.90	$17.44	$17.26	$16.76

ASSET QUALITY DATA
Total non-performing loans and leases	$5,392	$5,445	$5,221	$13,733	$14,311
Total net loan and lease charge-offs
(recoveries)	(106)	388	(79)	(231)	143

Non-performing loans and leases/
Total loans and leases	0.79%	0.82%	0.79%	2.12%	2.29%
Net loan and lease charge-offs (recoveries)/
Average loans and leases	(0.06)%	0.24%	(0.05)%	(0.15)%	0.09%
Allowance for loans and leases to
total loans and leases	1.74%	1.74%	1.78%	1.78%	1.74%

Evans Bancorp Reports Third Quarter 2014 Net Income of $2.3 Million, or $0.54 per Diluted Share

October 23, 2014

EVANS BANCORP, INC. AND SUBSIDIARIES
SELECTED OPERATIONS DATA (UNAUDITED)
(in thousands, except share and per share amounts)
	2014	2014	2014	2013	2013
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Interest income	$8,576	$8,592	$8,219	$8,305	$8,149
Interest expense	899	910	921	961	975
Net interest income	7,677	7,682	7,298	7,344	7,174
Provision for loan and lease losses	326	176	153	236	774
Net interest income after provision	7,351	7,506	7,145	7,108	6,400

Deposit service charges	482	464	461	510	540
Insurance service and fee revenue	1,888	1,586	2,131	1,579	1,906
Bank-owned life insurance	138	151	145	158	108
Other income	1,002	854	658	771	64
Total non-interest income	3,510	3,055	3,395	3,018	2,618

Salaries and employee benefits	4,792	4,564	4,695	4,604	4,637
Occupancy	720	685	743	761	695
Repairs and maintenance	190	180	176	189	169
Advertising and public relations	146	281	222	268	158
Professional services	438	418	518	478	480
Technology and communications	247	278	300	353	299
Amortization of intangibles	27	40	41	41	55
FDIC insurance	137	112	162	126	147
Litigation expense	-	1,000	-	-	-
Other expenses	788	774	761	879	708
Total non-interest expenses	7,485	8,332	7,618	7,699	7,348

Income before income taxes	3,376	2,229	2,922	2,427	1,670
Income tax (benefit) provision	1,086	650	909	760	(779)
Net income	$2,290	$1,579	$2,013	$1,667	$2,449

PER SHARE DATA
Net income per common share - diluted	$0.54	$0.37	$0.47	$0.39	$0.58
Cash dividends per common share	$0.34	$-	$0.31	$-	$0.26
Weighted average number of
diluted shares	4,260,759	4,248,249	4,284,016	4,265,655	4,232,961

PERFORMANCE RATIOS
Return on average total assets	1.09%	0.76%	0.96%	0.80%	1.20%
Return on average stockholders' equity	10.84%	7.52%	10.01%	8.35%	12.50%
Efficiency ratio	66.67%	77.23%	70.86%	73.90%	68.59%

Evans Bancorp Reports Third Quarter 2014 Net Income of $2.3 Million, or $0.54 per Diluted Share

October 23, 2014

EVANS BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES AND YIELDS/RATES (UNAUDITED)
(in thousands)
	2014	2014	2014	2013	2013
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

AVERAGE BALANCES
Loans and leases, net	$666,029	$647,169	$641,265	$620,936	$604,283
Investment securities	106,086	105,380	103,491	101,343	97,049
Interest bearing deposits at banks	2,134	18,625	26,238	41,414	55,102
Total interest-earning assets	774,249	771,174	770,994	763,693	756,434
Non-interest earning assets	64,729	64,944	65,919	65,143	62,461
Total Assets	$838,978	$836,118	$836,913	$828,836	$818,895

NOW	72,337	73,873	71,190	65,764	66,926
Regular savings	342,678	345,620	357,471	355,426	356,939
Muni-vest savings	28,304	38,255	31,419	31,508	22,367
Time deposits	108,580	108,699	109,549	111,042	111,774
Total interest-bearing deposits	551,899	566,447	569,629	563,740	558,006
Other borrowings	35,592	32,410	35,213	35,806	34,690
Total interest-bearing liabilities	587,491	598,857	604,842	599,546	592,696

Demand deposits	155,508	145,018	139,503	137,731	135,491
Other non-interest bearing liabilities	11,465	10,101	12,090	11,740	12,323
Stockholders' equity	84,514	82,142	80,478	79,819	78,385
Total Liabilities and Equity	$838,978	$836,118	$836,913	$828,836	$818,895

YIELD/RATE
Loans and leases, net	4.72%	4.87%	4.68%	4.88%	4.93%
Investment securities	2.68%	2.65%	2.68%	2.77%	2.75%
Interest bearing deposits at banks	0.19%	0.32%	0.23%	0.29%	0.28%
Total interest-earning assets	4.43%	4.46%	4.26%	4.35%	4.31%

NOW	0.45%	0.44%	0.42%	0.48%	0.48%
Regular savings	0.27%	0.27%	0.28%	0.29%	0.30%
Muni-vest savings	0.23%	0.22%	0.22%	0.22%	0.21%
Time deposits	1.55%	1.55%	1.52%	1.58%	1.59%
Total interest-bearing deposits	0.55%	0.53%	0.53%	0.56%	0.58%
Other borrowings	1.64%	1.89%	1.87%	1.90%	1.95%
Total interest-bearing liabilities	0.61%	0.61%	0.61%	0.64%	0.66%

Interest rate spread	3.82%	3.85%	3.65%	3.71%	3.65%
Contribution of interest-free funds	0.15%	0.13%	0.14%	0.14%	0.14%
Net interest margin	3.97%	3.98%	3.79%	3.85%	3.79%